CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 30, 2006

Date of Report

(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

We completed a private equity financing of $1,500,000 on May 30, 2006 with one accredited investor pursuant to a Series A Convertible Preferred Stock Purchase Agreement .  Pursuant to the Purchase Agreement, the investor is committed to purchase an additional $2,400,000 of our Series A Preferred Stock in subsequent closings to be completed no later than June 30, 2006.   Net proceeds from this closing of the offering are approximately $ 1,380,000 ..00.  We issued 2 ,000,000 shares of our Series A Preferred Stock,  par value $0.001 per share at a purchase price of $ 0.75 per share and the investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, and (iv) Series D Warrant, each to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of Preferred Shares purchased; we issued a total of 4 ,000,000 Warrants.  Each of the Warrants has a term of five (5) years and is identical to the Series A-D Warrants we issued to investors pursuant to the financing we closed on April 12, 2006 as disclosed in our Current Report on Form 8-K filed on April 14, 2006.  Each share of the Preferred Stock is convertible into one fully paid and nonassessable share of our common stock.  We are obligated to file a registration statement providing for the resale of the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants issued pursuant to this financing and the April 12, 2006 financing.  Pursuant to the April 12, 2006 financing, we were obligated to file the registration statement by June 5, 2006; however, the parties agreed to extend the filing date to June 30, 2006.

In connection with this financing, we paid cash compensation to a placement consultant in the amount of $120,000 and issued him 200 ,000 warrants.  Each of the placement consultant's warrants allow him to purchase one share of our Series A preferred stock, and one half of each of the Series A-D Warrants.  Each of the placement consultant's warrants to purchase the securities described above is exercisable at a price of $1.50 per warrant, for a period of three years.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.  The securities to be sold in the subsequent closings will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Form of Series A Convertible Preferred Stock Purchase Agreement, dated May 30, 2006, by and between the Company and each of the Purchasers thereto
10.2	Form of Registration Rights Agreement, dated May 30, 2006, by and between the Company and each of the Purchasers thereto.
10. 3	Form of Series A Warrant dated May 30, 2006.
10. 4	Form of Series B Warrant dated May 30, 2006.
10. 5	Form of Series C Warrant dated May 30, 2006.
10. 6	Form of Series D Warrant dated may 30, 2006.
10.7	Amendment to Registration Rights Agreement dated May 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.

By: /s/ Robert Saunders Robert Saunders, CEO